Exhibit 99.1

Coldwater Creek Receives Automatic Delisting Notice from Nasdaq as a Result of
Incomplete 10-Q Filing.

SANDPOINT, Idaho, June 20, 2006 /PRNewswire-FirstCall/ — Coldwater Creek Inc.
(Nasdaq: CWTR) announced today that it received a Nasdaq Staff Determination on June 14, 2006 stating that Coldwater Creek (the “Company”) is not in compliance with Marketplace Rule 4310(c)(14) because its Quarterly Report on Form 10-Q for the quarter ended April 29, 2006 (the “Form 10-Q”) filed on June 8, 2006 was incomplete. The notice is automatically generated by Nasdaq in these circumstances and indicated that due to such noncompliance, Coldwater Creek’s common stock will be subject to delisting.

As indicated in the Form 10-Q, the Company’s independent registered public accounting firm had not completed its review of the financial information included in the Form 10-Q when it made the filing due to the Company’s pending restatement of certain historical financial information. As a result, the Company was unable to provide the officer certifications required by Section 906 of the Sarbanes-Oxley Act of 2002 with the Form 10-Q.

In the interim, the Company is working diligently to complete the amendment to its Form 10-K for the fiscal year ended January 28, 2006 to reflect the restated financial information so that the Company’s independent registered public accounting firm can complete its review of the financial information in the Form 10-Q. Once this review is completed, the Company intends to file as soon as possible a fully compliant amended Form 10-Q/A, including the certifications required under Section 906 of the Sarbanes-Oxley Act. It is currently expected that the Company’s amended Form 10-K filing will be finalized prior to the Nasdaq hearing date which will enable the Company to file its amended Form 10-Q and return to compliance with Nasdaq’s Marketplace Rules.

The Company requested and was granted a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Staff’s determination. The hearing request automatically stayed the delisting of the Company’s common stock pending the Panel’s decision. The Company’s common stock will remain listed on The Nasdaq Stock Market pending this decision.

About Coldwater Creek

Coldwater Creek is an integrated multi-sales channel retailer of women’s apparel, jewelry, footwear, gift items and accessories through a growing number of premium retail stores located across the country, an Internet site at http://www.coldwatercreek.com and direct-mail catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements regarding the potential delisting of our common stock and the timing of the filing of the Form 10-K/A for the fiscal year ended January 29, 2006 and Form 10-Q/A for the quarter ended April 29, 2006. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, actions or decisions of the Panel, and the ability of our independent registered public accounting firm to complete its review process of our restated financial information in the Form 10-K/A and of our consolidated financial statements in the Form 10-Q/A as anticipated. We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. We provide a detailed discussion of risk factors in periodic SEC filings, and you are encouraged to review these filings in connection with this release.

Contact:
COLDWATER CREEK INC.
David Gunter
Divisional Vice President of Corporate Communications & Investor Relations
208-263-2266